SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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FIRST PACTRUST BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 17, 2008

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of First PacTrust Bancorp, Inc., we cordially invite you to attend the Annual Meeting of Shareholders of the Company. The meeting will be held at 9:00 a.m., local time, on April 16, 2008 at the Bonita Golf Club, located at 5540 Sweetwater Road, Bonita, California. The Annual Meeting will include management’s report to you on the Company’s 2007 financial and operating performance.

An important aspect of the Annual Meeting process is the shareholder vote on corporate business items. I urge you to exercise your rights as a shareholder to vote and participate in this process. Shareholders are being asked to consider and vote upon the election of two directors of the Company.

Whether or not you plan to attend the Annual Meeting, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

Your Board of Directors and management are committed to the success of the Company and the enhancement of the value of your investment. As President, I want to express my appreciation for your confidence and support.

Very truly yours,

Hans R. Ganz

Chief Executive Officer

FIRST PACTRUST BANCORP, INC.

610 Bay Boulevard

Chula Vista, California 91910

(619) 691-1519

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 16, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First PacTrust Bancorp, Inc. will be held as follows:

TIME	9:00 a.m. local time
DATE	April 16, 2008

PLACE	5540 Sweetwater Road, Bonita, California

ITEMS OF BUSINESS	(1) To elect two directors, each for a term of three years.

(2) To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

RECORD DATE	Holders of record of the Company’s common stock at the close of business on March 7, 2008 will be entitled to vote at the meeting or any adjournment of the meeting.

ANNUAL REPORT	The Company’s Annual Report to Shareholders is enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card. Regardless of the number of shares you own, your vote is very important. Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

HANS R. GANZ Chief Executive Officer

Chula Vista, California

March 17, 2008

FIRST PACTRUST BANCORP, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 16, 2008

FIRST PACTRUST BANCORP, INC.

610 Bay Boulevard

Chula Vista, California 91910

(619) 691-1519

PROXY STATEMENT

INTRODUCTION

The Board of Directors of First PacTrust Bancorp, Inc. is using this proxy statement to solicit proxies from the holders of the Company’s common stock for use at the upcoming Annual Meeting of Shareholders. The meeting will be held on April 16, 2008 at 9:00 a.m., local time, at the Bonita Golf Club, located at 5540 Sweetwater Road, Bonita, California. At the meeting, shareholders will be asked to vote on one proposal: the election of two directors of the Company, each to serve for a term of three years. This proposal is described in more detail below. Shareholders also will consider any other matters that may properly come before the meeting, although the Board of Directors knows of no other business to be presented. Some of the information in this proxy statement relates to Pacific Trust Bank, a wholly owned subsidiary of the Company. Pacific Trust Bank may be referred to from time to time in this proxy statement as the “Bank.”

By submitting your proxy, you authorize the Company’s Board of Directors to represent you and vote your shares at the meeting in accordance with your instructions. The Board also may vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the meeting.

The Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2007, which includes the Company’s audited financial statements, is enclosed. Although the Annual Report is being mailed to shareholders with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated into this proxy statement by reference.

This proxy statement and the accompanying materials are being mailed to shareholders on or about March 17, 2008.

Your vote is important. Whether or not you plan to attend the meeting, please submit your proxy promptly in the enclosed envelope.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will be asked to vote on the following proposal:

Proposal 1.        Election of two directors of the Company, each for a term of three years.

The shareholders also will act on any other business that may properly come before the meeting. Members of our management team will be present at the meeting to respond to your questions.

Who is entitled to vote?

The record date for the meeting is March 7, 2008. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting. The only class of stock entitled to be voted at the meeting is the Company’s common stock. Each outstanding share of common stock is entitled to one vote on each matter presented at the meeting. At the close of business on the record date, there were 4,372,238 shares of common stock outstanding.

What if my shares are held in “street name” by a broker?

If your shares are held in “street name” by a broker, your broker is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker, your broker will nevertheless be entitled to vote your shares with respect to “discretionary” items, but will not be permitted to vote your shares with respect to “non-discretionary” items. In the case of non-discretionary items, your shares will be treated as “broker non-votes.” Whether an item is discretionary is determined by the exchange rules governing your broker. The only proposal described in this proxy statement is considered a discretionary item under the Nasdaq Stock Market rules.

What if my shares are held in the Company’s Employee Stock Ownership Plan?

If you are a participant in the Company’s Employee Stock Ownership Plan, the plan trustee is required to vote the shares allocated to your account under the plan in accordance with your instructions. If you do not instruct the trustee how to vote your allocated shares, the trustee may vote your allocated shares in its sole discretion. The trustee must vote the unallocated shares in the same proportion as it is instructed to vote the allocated shares. For example, if on a particular proposal the trustee was instructed to vote 60% of the allocated shares “FOR,” 35% of the allocated shares “AGAINST” and 5% of the allocated shares “ABSTAIN,” the trustee would vote 60% of the unallocated shares “FOR,” 35% of the unallocated shares “AGAINST” and 5% of the unallocated shares “ABSTAIN.”

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of at least one-third of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, the shareholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. An adjournment will have no effect on the business that may be conducted at the meeting.

How do I vote?

1. You may vote by mail.    If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions.

2. You may vote in person at the meeting.    If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. Note, however, that if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy from the holder of your shares indicating that you were the beneficial owner of those shares on March 7, 2008, the record date for voting at the meeting. You are encouraged to vote by proxy prior to the meeting even if you plan to attend the meeting.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

•	signing another proxy with a later date;

•	giving written notice of the revocation of your proxy to the Company’s Secretary prior to the annual meeting; or

•	voting in person at the annual meeting. Your proxy will not be automatically revoked by your mere attendance at the meeting; you must actually vote at the meeting to revoke a prior proxy.

How does the Board of Directors recommend I vote on the proposals?

Your Board of Directors recommends that you vote:

•	FOR the election of the two director nominees to the Board of Directors.

What if I do not specify how my shares are to be voted?

If you submit an executed proxy but do not indicate any voting instructions, your shares will be voted:

•	FOR the election of the two director nominees to the Board of Directors.

Will any other business be conducted at the meeting?

The Board of Directors knows of no other business that will be presented at the meeting. If, however, any other proposal properly comes before the shareholders for a vote at the meeting, the Board of Directors, as holder of your proxy, will vote your shares in accordance with its best judgment.

How many votes are required to elect the director nominees?

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the nominees as directors. This means that the two director nominees will be elected if they receive more affirmative votes than any other persons nominated for election. No persons have been nominated for election other than the two nominees named in this proxy statement. If you vote “Withheld” with respect to the election of one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the Board of Directors, as holder of your proxy, will vote your shares for the substitute nominee unless you have withheld authority to vote for the nominee replaced.

How will abstentions be treated?

If you abstain from voting, your shares will still be included for purposes of determining whether a quorum is present. Because directors will be elected by a plurality of the votes cast, abstaining is not offered as a voting option for Proposal 1.

How will broker non-votes be treated?

Shares treated as broker non-votes on one or more proposals will be included for purposes of calculating the presence of a quorum but will not be counted as votes cast. Consequently, broker non-votes will have no effect on Proposal 1. If, as expected, Proposal 1 is considered a “discretionary item,” there will be no broker non-votes on this proposal.

STOCK OWNERSHIP

Stock Ownership of Significant Shareholders, Directors and Executive Officers

The following table shows, as of March 7, 2008, the beneficial ownership of the Company’s common stock by:

•	any persons or entities known by management to beneficially own more than five percent of the outstanding shares of Company common stock;

•	each director and director nominee of the Company;

•	each executive officer of the Company and the Bank named in the “Summary Compensation Table” appearing below; and

•	all of the executive officers and directors of the Company and the Bank as a group.

The address of each of the beneficial owners, except where otherwise indicated, is the same address as the Company’s. As of March 7, 2008, there were 4,372,238 shares of Company common stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options held by that person that are currently exercisable or exercisable within 60 days after March 7, 2008 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Beneficial Ownership	Percent of Common Stock Outstanding
Significant Shareholders

Investors of America Limited Partnership First Capital America, Inc. James F. Dierberg, Trustee of the James F. Dierberg Living Trust James F. Dierberg II 135 North Meramec Clayton, Missouri 63105(1)	437,980	10.0%

First Manhattan Co. 437 Madison Avenue New York, NY 10022(2)	275,549	6.3%

Seymour Holtzman Evelyn Holtzman Jewelcor Management, Inc. S.H. Holdings, Inc. Jewelcor Inc. Holtzman Opportunity Fund, L.P. SH Independence LLC Holtzman Financial Advisors, LLC Jewelcor Investments, LLC c/o Jewelcor Companies 100 N. Wilkes Barre Blvd. Wilkes Barre, PA 18702(3)	303,493	6.9%

First PacTrust Bancorp, Inc. 401(k) Employee Stock Ownership Plan 610 Bay Boulevard Chula Vista, CA 91910(4)	442,967	10.1%

Directors and Named Executive Officers(5)
Alvin L. Majors, Chairman of the Board	81,406	1.9%
Hans R. Ganz, President, Chief Executive Officer and Director	237,852	5.3%
Francis P. Burke, Director	77,406	1.8%
Kenneth W. Scholz, Director	77,406	1.8%
Donald M. Purdy, Director	76,666	1.7%
Donald A. Whitacre, Director	69,500	1.6%
James P. Sheehy, Executive Vice President, Secretary and Treasurer	82,687	1.9%
Melanie M. Stewart, Executive Vice President, Lending	104,253	2.4%
Regan J. Lauer, Senior Vice President, Controller	44,613	1.0%
Lisa R. Goodwin, Senior Vice President—Information Services	53,692	1.2%
Rachel M. Carrillo, Senior Vice President—Branch Operations	49,813	1.1%
Directors and executive officers of First PacTrust Bancorp, Inc. as a group (11 persons)(6)	955,294	20.0%

(1)	As reported by Investors of America Limited Partnership, First Capital America, Inc., James F. Dierberg, Trustee, and James F. Dierberg II in an amendment to Schedule 13D dated January 22, 2008. Investors of America Limited Partnership reported sole voting and investment power over 122,000 shares. First Capital America, Inc. reported sole voting and investment power over 268,000 shares. James F. Dierberg, Trustee, reported sole voting and investment power over 43,680 shares and James F. Dierberg II reported sole voting and investment power over 4,300 shares.
(2)	As reported by First Manhattan Co. in an amended Schedule 13G dated February 8, 2008. First Manhattan Co. reported sole voting power over 251,603 shares, shared voting power over 7,000 shares, sole investment power over 251,603 shares and shared investment power over 23,946 shares.
(3)

The above information regarding beneficial ownership by Seymour Holtzman, Evelyn Holtzman, Jewelcor Management, Inc., S.H. Holdings, Inc. and Jewelcor Inc. was reported by them in an amendment to Schedule 13D dated February 2, 2007. Seymour Holtzman reported sole voting and sole dispositive power over 303,493 shares and shared voting and shared dispositive power over 0 shares. Evelyn Holtzman reported sole voting and sole dispositive power over 0 shares and shared voting and shared dispositive power over 0 shares. Jewelcor Management, Inc. reported sole voting and sole dispositive power over 274,793 shares and shared voting and shared dispositive power over 0 shares. S.H. Holdings, Inc. reported sole voting and sole dispositive power over 0 shares and shared voting and shared dispositive power over 0 shares. Jewelcor Inc. reported sole voting and sole dispositive power over 0 shares and shared voting and shared dispositive power over 0 shares. Holtzman Opportunity Fund, L.P. reported sole voting and sole dispositive power over 28,700 shares and shared voting and shared dispositive power over 0 shares. SH Independence, LLC reported sole voting and sole dispositive power over 28,700 shares and shared voting and shared dispositive power over 0 shares. Holtzman Financial Advisors, LLC reported sole voting and sole dispositive power over 28,700 shares and shared voting and shared dispositive power over 0 shares. Jewelcor Investments, LLC reported sole voting and sole dispositive power over 28,700 shares and shared voting and shared dispositive power over 0 shares.

(4)	The amount reported represents shares held by the 401(k) employee stock ownership plan (“KSOP”), 209,271 of which have been allocated to the accounts of participants under the employee stock ownership portion of the KSOP. National Trust Management Services, Inc., the trustee of the employee stock ownership plan, may be deemed to beneficially own the shares held by the employee stock ownership plan portion of the KSOP.
(5)	Includes shares held directly, as well as shares held jointly with certain family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the individual’s or group members’ families, or held by trusts of which the individual or group member is a trustee or substantial beneficiary, with respect to which shares the individual or group member may be deemed to have sole or shared voting and/or investment powers. Included in the shares beneficially owned by the listed individuals are currently exercisable options to purchase shares of First PacTrust Bancorp common stock as follows:

Mr. Majors - 25,160	Mr. Scholz - 25,160	Mr. Sheehy - 38,000	Ms. Goodwin - 25,600
Mr. Ganz -125,800	Mr. Purdy - 25,160	Ms. Stewart - 40,800	Ms. Carrillo - 21,798
Mr. Burke - 25,160	Mr. Whitacre - 25,160	Ms. Lauer - 21,098

(6)	This amount includes 398,896 shares of common stock subject to currently exercisable options held by directors and executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s common stock, to report to the SEC their initial ownership of the Company’s common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and the Company is required to disclose in this proxy statement any late filings or failures to file.

To the Company’s knowledge, based solely on its review of the copies of these reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to the Company’s executive officers and directors during fiscal 2007 were met.

PROPOSAL 1—ELECTION OF DIRECTORS

General

The Company’s Board of Directors consists of six directors divided into three classes. Directors in each class are elected to serve for three-year terms that expire in successive years. The term of one of the classes of the Company’s directors will expire at the annual meeting.

Nominees

The Company has nominated Francis P. Burke and Kenneth W. Scholz for election as directors for three-year terms expiring at the annual meeting of shareholders to be held in 2011. Messrs. Burke and Scholz currently serve as directors of the Company and the Bank. The nominees have each consented to being named in this proxy statement and agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the Board of Directors, as holder of your proxy, will vote your shares for the substitute nominee, unless you have withheld authority to vote for the nominee replaced.

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the three nominees as directors. Your Board of Directors recommends that you vote “FOR” the election of each of the nominees.

The following tables set forth, with respect to each nominee and each continuing director, his or her name and age, the year in which he or she first became a director of the Bank, and his or her principal occupation and business experience during the past five years. All the individuals listed below have served as a director of the Company since its formation in 2002.

Nominees for Election as Directors for Three-Year

Terms Expiring at the 2011 Annual Meeting

Director, Year First Became Director of Company(1)	Age(2)	Principal Occupation and Business Experience

Francis P. Burke, 1994	68	Mr. Burke is currently retired. He retired from Rohr, Inc. as Vice President of Airline Support in 1997 after over 20 years of service in various positions, including Vice President, System Management, Program Manager, and Director, G.E./CFMI Programs, and with Rohr Marine, Inc. as Vice President and Surface Effect Ship Program Manager. He previously served six years as Executive Vice President of RMI, Inc., responsible for Business Development, Programs & Technology and Operations.

Kenneth W. Scholz, 1998	58	Mr. Scholz is Finance Director of Goodrich Aerostructures, an aerospace manufacturing company located in Chula Vista, California. He has served in this capacity since 1997, and in various other capacities for Goodrich Aerostructures since 1974.

Directors Continuing in Office
Terms Expiring at the 2009 Annual Meeting

Hans R. Ganz, 2000	53	Mr. Ganz has been President and Chief Executive Officer of Pacific Trust Bank, and its predecessor since 1995, and a Director since 2000. He has been employed with Pacific Trust Bank and its predecessor in various other capacities since 1992.

Donald M. Purdy, 1998	76	Mr. Purdy is currently retired. He served as Senior Vice President - Commercial Business for Rohr, Inc., Chula Vista, CA, from 1989 to1994, and was employed by Rohr, Inc. in various capacities for a period of 43 years.

Terms Expiring at the 2010 Annual Meeting

Alvin L. Majors, 1985	67	Mr. Majors is currently retired. Prior to his retirement, he was employed by Rohr, Inc. for 26 years, with his last title being Vice President and Controller. Prior to joining Rohr, Inc., Mr. Majors worked for Deloitte for five years.

Donald A. Whitacre, 2001	54	Mr. Whitacre is Chief Executive Officer of D.A. Whitacre Construction, Inc., a commercial framing construction company located in El Cajon, California. He has operated this company since 1978.

(1)	Includes service as a director of Pacific Trust Bank and its predecessor.
(2)	As of March 7, 2008.

BOARD OF DIRECTORS’ MEETINGS AND

COMMITTEE AND CORPORATE GOVERNANCE MATTERS

Board Meetings, Independence and Ethics Code

Meetings of the Company’s Board of Directors are generally held on a monthly basis. The Company’s Board of Directors held ten meetings and two special meetings during the fiscal year ended December 31, 2007. All directors of the Company attended more than 75 percent of the aggregate of the total number of Board meetings. The Company’s general policy is for all directors to attend its annual meeting of stockholders, and every director but one attended last year’s annual meeting.

The Board has determined that Directors Majors, Burke, Purdy, Scholz and Whitacre, constituting a majority of the Board members, are “independent directors,” as that term is defined in the Nasdaq listing standards. Stockholders may communicate directly with the Board of Directors by sending written communications to the Alvin L. Majors, Chairman of the Board of the Company, 610 Bay Boulevard, Chula Vista, California, 91910.

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. You may obtain a copy of the Code free of charge by writing to the Corporate Secretary of the Company, 610 Bay Boulevard, Chula Vista, California, 91910 or by calling (619) 691-1519. In addition, the Code of Business Conduct and Ethics has been filed with the SEC as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and is available on our website at www.firstpactrustbancorp.com at “Governance Documents.”

Board Committee Attendance and Charters

The Board of Directors of the Company has standing Executive, Audit, Nominating and Compensation Committees. All members of these committees attended more than 75 percent of the total number of meetings held by the committees on which he or she served.

The Board of Directors has adopted written charters for the Audit Committee, the Compensation Committee and the Nominating Committee. The charters for the Audit Committee, Compensation Committee and the Nominating Committee are available on our website at www.firstpactrustbancorp.com at “Governance Documents.” You also may obtain a copy of these committee charters free of charge by writing to the Corporate Secretary of the Company, 610 Bay Boulevard, Chula Vista, California, 91910 or by calling (619) 691-1519.

Executive Committee

The Executive Committee is comprised of Directors Majors, Burke, Purdy and Ganz. The Executive Committee meets on an as needed basis and is empowered to act on behalf of the entire board. This committee met one time in 2007.

Audit Committee

The Audit Committee is comprised of Directors Majors, Scholz and Whitacre, all of whom are “independent directors” under the Nasdaq listing standards. The Board of Directors has determined that Directors Majors and Scholz are “audit committee financial experts” as defined in Item 401(h) of Regulation S-K of the Securities and Exchange Commission and that all of the Audit Committee members meet the independence and financial literacy requirements under the Nasdaq listing standards. In 2007, this Committee met four times. This committee is responsible for hiring, terminating and/or reappointing the Company’s registered public accounting firm and for reviewing the annual audit report prepared by our registered public accounting firm. The functions of the Audit Committee also include:

•	approving non-audit and audit services to be performed by the registered public accounting firm;

•	reviewing and approving all related party transactions for potential conflict of interest situations;

•	reviewing and assessing the adequacy of the Audit Committee charter on an annual basis;

•	reviewing significant financial information for the purpose of giving added assurance that the information is accurate and timely and that it includes all appropriate financial statement disclosures;

•	ensuring the existence of effective accounting and internal control systems, and

•	overseeing the entire audit function of the Company, both internal and independent.

Nominating Committee

The Nominating Committee is composed of Directors Purdy, Majors and Whitacre. The committee is primarily responsible for selecting nominees for election to the board. The Nominating Committee generally meets once per year to make nominations. The Nominating Committee will consider nominees recommended by shareholders in accordance with the procedures in the Company’s bylaws, but the Nominating Committee has not actively solicited such nominations.

The Nominating Committee has the following responsibilities:

(i) recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;

(ii) recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Company’s certificate of incorporation and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Company’s communities and shared values, as well as overall experience in the context of the needs of the Board as a whole;

(iii) review nominations submitted by shareholders, which have been addressed to the Corporate Secretary, and which comply with the requirements of the Company’s articles of incorporation and bylaws. Nominations from shareholders will be considered and evaluated using the same criteria as all other nominations;

(iv) annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary, and

(v) perform any other duties or responsibilities expressly delegated to the Committee by the Board.

Nominations, other than those made by the Nominating Committee, must be made pursuant to timely notice in writing to the Corporate Secretary as set forth in Article I, Section 1 of the Company’s bylaws. In general, to be timely, a shareholder’s notice must be received by the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; however, if less than 100 days’ notice of the date of the scheduled annual meeting is given by the Company, the shareholder has until the close of business on the tenth day following the day on which notice of the date of the scheduled annual meeting was made. The shareholder’s notice must include the information set forth in Article I, Section 1 of the Company’s bylaws, which includes the following:

(i) as to each person whom a shareholder proposes to nominate for election as a director:

•

all information relating to the proposed nominee that is required to be disclosed in the solicitation of proxies for election as directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934.

(ii) as to the shareholder giving the notice:

•	name and address of the shareholder as they appear on the Company’s books;

•	number of shares of the Company’s common stock beneficially owned by the shareholder.

The foregoing description is a summary of the Company’s nominating process. Any shareholder wishing to propose a director candidate to the Company should review and must comply in full with the procedures set forth in the Company’s charter and bylaws, and Maryland law.

During fiscal 2007 the Nominating Committee met one time with respect to selection of director nominees.

Compensation Committee

The Compensation Committee is currently comprised of Directors Majors, Purdy and Burke, all of whom are independent directors. This committee administers the Company’s 2003 Stock Option and Incentive Plan and the 2003 Recognition and Retention Plan and reviews overall compensation policies for the Company. Since the Company does not pay any salaries to its officers or employees, all compensation matters, except for stock-based compensation awards, are addressed by Pacific Trust Bank’s Board of Directors Compensation Committee. The Company’s Compensation Committee met two times during fiscal 2007.

The Compensation Committee of the Bank is comprised of the same directors and is responsible for:

(i) determining compensation to be paid to its officers and employees, which are based on the recommendation of President Ganz, except that compensation paid to executive officers is determined based on the recommendation of a majority of the independent directors. President Ganz is not present during voting or deliberations concerning his compensation;

(ii) overseeing the administration of the employee benefit plans covering employees generally, and

(iii) reviewing the compensation policies.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee are an officer, employee or former officer of the Company or the Bank. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that First PacTrust Bancorp specifically incorporates it by reference in such filing

In evaluating executive officer pay, the Compensation Committee may retain the services of a compensation consultant or utilize published compensation surveys, and considers recommendations from the chief executive officer with respect to goals and compensation of the other executive officers. The Compensation Committee assesses the information it receives in accordance with its business judgment. The Compensation Committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the Compensation Committee and recommended to the full board for ratification.

The Compensation Committee is responsible for administering all of our equity-based plans. The Compensation Committee also periodically reviews compensation and equity-based plans and makes its recommendations to the board with respect to these areas.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2007 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the board, and the board has approved, that the CD&A be included in the proxy statement for the year ended December 31, 2007 for filing with the SEC.

By the Compensation Committee of the Board of Directors:

Alvin L. Majors, Compensation Committee Chairman

Francis P. Burke, Compensation Committee Member

Donald M. Purdy, Compensation Committee Member

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Our compensation programs are designed to attract and retain key employees, motivating them to achieve and rewarding them for superior performance. Different programs are geared to short and longer-term performance with the goal of increasing stockholder value over the long term. Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe that the performance of every employee is important to our success, we are mindful of the effect of executive compensation and incentive programs on all of our employees.

We believe that the compensation of our executives should reflect their success as a management team, rather than individuals, in attaining key operating objectives, such as growth in deposits and customer relationships, growth of operating earnings and earnings per share, and ultimately, in attaining an increased market price for our stock. We believe that the performance of the executives in managing our company should be the basis for determining their overall compensation, taking into consideration pertinent economic conditions, interest rate trends, and the competitive market environment. We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the company by our executives. We seek to have the long-term performance of our stock reflected in executive compensation through our stock option and other equity incentive programs.

Overview

Elements of compensation for our executives include: salary, employee bonus incentive plan, employee stock ownership plan, stock option and stock incentive awards, health, disability and life insurance, and perquisites. Base salaries are set for our executive officers annually at a meeting of our Compensation Committee. At these meetings, our Compensation Committee also approves and adopts the employee bonus incentive plan for the new fiscal year, in which executives participate along with all other employees of the Company, and may grant stock option or stock awards to our executive officers and certain other eligible employees in accordance with the 2003 Stock Option and Incentive Plan and the 2003 Recognition and Retention Plan.

It has been the practice of our Compensation Committee to periodically review the component elements of each executive officer’s total compensation, and to compare the compensation of the executive officers with that of executive officers with similar responsibilities in an appropriate market comparison group. Typically, the chief executive officer makes compensation recommendations to the Compensation Committee with respect to the executive officers who report to him. Such executive officers are not present at the time of these deliberations. The Committee chairman then makes compensation recommendations to the Compensation Committee with respect to the chief executive officer, who is absent from that meeting. The Compensation Committee may accept or adjust such recommendations.

We choose to pay each element of compensation in order to attract and retain the necessary executive talent, reward annual performance and provide incentive for their balanced focus on long-term strategic goals as well as short-term performance. The amount of each element of compensation is determined by or under the direction of our Compensation Committee, which uses the following factors to determine the amount of salary and other benefits to pay each executive:

•	performance against corporate and individual objectives for the previous year, and relative to pertinent economic, interest rate and competitive environment factors;

•	difficulty of achieving desired results in the coming year;

•	value of their unique skills and capabilities to support long-term performance of the company;

•	performance of their general management responsibilities; and

•	contribution as a member of the executive management team.

These elements fit into our overall compensation objectives by helping to secure the future potential of our operations, facilitating our entry into new markets, providing proper compliance and regulatory guidance, and helping to create a cohesive team.

Our policy for allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for our company and our stockholders. Likewise, we provide cash compensation in the form of base salary to meet competitive salary norms and reward good performance on an annual basis in the form of merit salary adjustments and bonus compensation to reward superior performance against specific short-term goals. We provide non-cash compensation to reward superior performance against specific objectives and long-term strategic goals. We believe our compensation package, including benefits and equity-related awards, is competitive within the marketplace and appropriate to fulfill our stated policies.

The following items of corporate performance are taken into account in setting compensation policies:

•	corporate earnings per our financial plan;

•	customer satisfaction; and

•	achievement of our strategic objectives.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(4)	Total
Hans R. Ganz	2007	$242,864	$40,000	$175,562	$84,238	$—	$—	$68,178	$610,842
President and CEO	2006	244,520	78,204	$175,562	$68,436	—	—	96,879	$663,601

James P. Sheehy	2007	$141,088	$8,000	$63,734	$26,368	$—	$—	$46,018	$285,208
EVP, Secretary and Treasurer	2006	136,311	15,361	$63,734	$21,579	—	—	65,355	$302,340

Melanie M. Stewart	2007	$148,902	$13,000	$71,363	$29,518	$—	$—	$51,371	$314,154
EVP—Lending	2006	146,434	23,907	$71,363	$24,487	—	—	71,403	$337,594

Regan J. Lauer	2007	$96,290	$13,000	$43,761	$18,728	$—	$—	$33,678	$205,457
Senior VP—Controller	2006	93,025	20,023	$43,761	$15,469	—	—	46,482	$218,760

Rachel M. Carillo	2007	$91,912	$11,000	$47,575	$19,367	$—	$—	$29,202	$199,056
Senior VP—Branch Operations	2006	84,493	19,833	$47,575	$16,025	—	—	42,736	$210,662

Lisa R. Goodwin	2007	$94,112	$10,000	$43,761	$17,792	$—	$—	$32,074	$197,739
Senior VP—IT and Facilities	2006	90,929	14,910	$43,761	$14,572	—	—	44,893	$209,065

(1)	Represents each executive officer’s bonus to be paid as provided for under the terms of the annual management incentive plan. Refer below for more details.
(2)	Reflects the dollar amounts recognized for financial statement reporting purposes for the years ended December 31, 2006 and 2007, in accordance with FAS 123R, of restricted stock awarded under our 2003 Recognition and Retention Plan and thus may include amounts from awards granted in and prior to 2006 and 2007. The assumptions used in the calculation of these amounts are included in Note 13 of the Notes to consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2008.
(3)	Reflects the dollar amounts recognized for financial statement reporting purposes for the years ended December 31, 2006 and 2007, in accordance with FAS 123R, of stock options awarded under our 2003 Stock Option and Incentive Plan and thus may include amounts from awards granted in and prior to 2006 and 2007. The assumptions used in the calculation of these amounts are included in Note 13 of the Notes to consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2008.
(4)	Amounts shown include (a) the market value as of 12/31/2006 and 12/31/2007, respectively, of ESOP awards allocated to each named executive officer for 2007; (b) the amount of dividends earned on the unvested portion of previously awarded shares of common stock under the Company’s 2003 Recognition and Retention Plan; and (c) the matching contributions made to the 401(k) savings plan on behalf of the named executive officers.

COMPONENTS OF EXECUTIVE COMPENSATION

Base Salary.    It is the goal of our Compensation Committee to establish salary compensation for our executive officers based on our company’s operating performance relative to comparable peer companies. In setting base salaries for 2007, we reviewed the President and CEO’s recommendations with respect to the salary compensation of other executive officers and discussed the relative qualifications, experience and responsibilities of the officers. In reviewing this peer information, we considered the salary information for CEOs of financial institutions which had recently gone public and were similar in asset size to First PacTrust but were not necessarily located within California. It is our policy to pay our chief executive officer and other executive officers on a total compensation basis relative to the other members of our senior management team. We believe that this gives us the opportunity to attract and retain talented managerial employees both at the senior executive level and below.

2007 Bonus Plan.    The employee performance incentive bonus plan, which is revised annually and in which all of the Company’s employees participate, is designed to reward our staff and executive officers for the achievement of shorter-term financial goals, principally increases in after-tax net income. It is our general philosophy that all employees be rewarded for their performance as a team in the attainment of these goals, rather than individually. We believe that it is important to align our executive officers and staff toward consistent goals, promoting teamwork among them. Senior management, middle management, full-time staff and part-time staff each have different bonus percentages on a sliding scale for relative achievement of net income goals. It is our practice to maintain the bonus percentages for all members of each group at the same level. Additionally, each employee is eligible to receive a discretionary award component under the plan, based upon evaluation of his or her contribution toward the success of company objectives. This portion of the awards to any individual or the officers as a group is entirely at the discretion of our Committee. The Compensation Committee may choose to award the bonus or not, and decide on the actual level of the award in light of all relevant factors after completion of the year.

At the beginning of fiscal 2007, our Compensation Committee adopted the 2007 employee performance incentive bonus plan. Under the terms of the plan if our net income for 2007 is below $4.5 million, bonuses are not paid to executive officers; however, the Committee may, in its discretion, award a bonus to any executive officer if warranted by outstanding individual performance. Many factors determine year to year performance. These include competitive market factors and decisions that may sometimes negatively impact net income in the short run but significantly strengthen our performance in the long run. These also include factors beyond our control, such as interest rate levels and economic conditions in our market areas. Recognition and reward cannot be an “all or nothing” proposition, however. The lower end of the sliding bonus range for executive officers is 3.0% of base salary for achievement of after-tax net income of $4.5 million, and the higher end of the range is 45% for after-tax net income of $7.0 million. Additionally, the plan provides for a discretionary bonus component which in the aggregate would not exceed 4% of after-tax net income.

Bonus plan net income objectives for 2007 were not met, and bonuses under the sliding scale for the relative achievement of net income performance goals were not paid. However, in its discretion, our Compensation Committee decided to award bonuses for 2007 based within the discretionary amounts as established in the 2007 employee performance incentive bonus plan, which was previously approved by the Compensation Committee on January 9, 2007.

2008 Bonus Plan.    At the beginning of fiscal 2008, our Compensation Committee adopted the 2008 employee performance incentive bonus plan. Under the terms of the revised plan, the Bank’s branch operations staff, including the Senior Vice President—Branch Operations, are rewarded on a sliding scale based on a deposit account growth formula. For other executive officers, if our net income for 2008 is below $4.0 million, bonuses are not paid to executive officers; however, the Committee may, in its discretion, award a bonus to any executive officer if warranted by outstanding individual performance. Many factors determine year to year performance. These include competitive market factors and decisions that may sometimes negatively impact net income in the short run but significantly strengthen our performance in the long run. These also include factors beyond our control, such as interest rate levels and economic conditions in our market areas. Recognition and reward cannot be an “all or nothing” proposition, however. The lower end of the sliding bonus range for executive officers is 1.0% of 2008 paid-out annual salary for achievement of after-tax net income of $4.0 million, and the higher end of the range is 25% for after-tax net income of $6.0 million. Additionally, the plan provides for a discretionary bonus component which would not exceed 5% of after-tax net income with a minimum discretionary bonus component of $150,000 in the aggregate.

401(k) Employee Stock Ownership Plan (“KSOP”).    We offer a qualified, tax exempt savings plan to our employees with a cash or deferred feature qualifying under Section 401(k) of the Code (the “401(k) Plan”) as part of our KSOP. All employees who have attained age 18 are eligible to make 401(k) contributions. Eligible employees are also eligible to be allocated matching and profit sharing contributions, if any, after they have attained age 18 and completed 12 months of continuous employment, during which they worked at least 1,000 hours.

During 2007, participants were permitted to make salary reduction contributions to the 401(k) Plan of up to 100% of their annual salary, up to a maximum of $15,000. In addition, participants who have attained age 50 may defer an additional $5,000 annually as a 401(k) “catch-up” contribution. All employees who participate in the 401(k) Plan received 100% matching funds for the first 4% of salary contributed by the employee during 2007. All 401(k) deferrals made by participants are before-tax contributions. In the event of retirement at age 65 or older, permanent disability or death, however, a participant will automatically become 100% vested in the value of all matching and profit sharing contributions and earnings thereon, regardless of the number of years of service with Pacific Trust Bank.

Participants may invest amounts contributed by them, as well as employer matching and profit sharing contributions (to the extent they are fully vested), to their 401(k) Plan accounts in one or more investment options available under the 401(k) Plan. Changes in investment directions among the funds are permitted on a periodic basis pursuant to procedures established by the plan administrator. Each participant receives a quarterly statement which provides information regarding, among other things, the market value of his investments and contributions made to the 401(k) Plan on his behalf. Participants are permitted to borrow against their account balance in the 401(k) Plan.

Pacific Trust Bank also maintains an employee stock ownership plan for employees of First PacTrust and Pacific Trust Bank, as part of the KSOP. (The following description pertains only to the employee stock ownership portion of the KSOP.)

As part of our reorganization from the stock form and initial public offering, the employee stock ownership plan borrowed funds from First PacTrust and used these funds to purchase shares of common stock of First PacTrust. The loan equaled 100% of the aggregate purchase price of the common stock acquired by the employee stock ownership plan. The loan to the employee stock ownership plan will be repaid primarily from First PacTrust’s contributions to the employee stock ownership plan over a period of ten years, and from dividends on common stock held by the employee stock ownership plan. First PacTrust may, in any plan year, make additional discretionary contributions for the benefit of plan participants.

Shares purchased by the employee stock ownership plan with the proceeds of the loan are held in a suspense account and released to participants’ accounts as debt service payments are made. Shares released from the employee stock ownership plan are allocated to each eligible participant’s employee stock ownership plan account based on the ration of each such participant’s eligible compensation to the total eligible compensation of all eligible employee stock ownership plan participants. An employee is eligible for an employee stock ownership allocation if he is credited with 1,000 or more hours of service during the plan year, and either is actually employed on the last day of the plan year or has attained age 65. The account balances of participants with the employee stock ownership plan vest on the five year anniversary of service with the Company. Credit for eligibility and vesting have been given for years of service with Pacific Trust Bank, prior to adoption of the employee stock ownership plan. In the case of a “change in control,” as defined in the employee stock ownership plan, which triggers a termination of the employee stock ownership plan, participants immediately will become fully vested in their account balances. Benefits are payable upon retirement or other separation from service, or upon termination of the plan.

2003 Recognition and Retention Plan and 2003 Stock Option and Incentive Plan

In April 2003, stockholders of First PacTrust approved the 2003 Stock Option and Incentive Plan and the 2003 Recognition and Retention Plan. These plans became effective on April 24, 2003. The Compensation Committee administers these two long-term incentive stock plans, determines employee eligibility and grants share awards.

2003 Recognition and Retention Plan.    The 2003 Recognition and Retention Plan is a stock-based compensation plan designed to reward directors, advisory directors, officers and employees for service with a proprietary interest in the Company in a manner designed to encourage such individuals to remain with the

Company. The Company reserved 211,600 shares for stock awards under this plan. Awards are discretionary and are based on an assessment of the participant’s position, years of service, and contribution to the success and growth of the Company. Stock awards under the plan generally have vested in equal installments over five years from the date of grant. Prior to the vesting of the shares, the recipient has voting and dividend rights, but no transfer rights over the shares. No RRP awards were granted during 2007, but eleven awards totaling 5,800 shares to non-executive officer employees were granted to date during 2008, and 3,000 shares remain available for award under this plan. See “Potential Termination and Change in Control Payments” for benefits under the plan upon termination without cause or a change in control.

2003 Stock Option and Incentive Plan.    The purpose of the 2003 Stock Option and Incentive Plan is to promote the long-term success of the Company and increase stockholder value by attracting and retaining key employees and directors and encouraging directors and key employees to focus on long-range objectives. The Company reserved 529,900 shares for option awards under this plan, plus additional shares repurchased with the proceeds of exercised options or surrendered to pay an option exercise price. Option awards are discretionary and are based on an assessment of the participant’s position, years of service, and contribution to the success and growth of the Company. The plan provides for the award of incentive stock options to qualifying employees under the federal tax laws. Stock awards under the plan generally have vested in equal installments over five years from the date of grant and must be exercised within 10 to 15 years. The exercise price of options awarded always has been the fair market value of a share of the Company’s common stock on the date of grant. No stock option awards were granted during 2007, but six stock option awards to five executive officers and one key employee non-executive officer employee totaling 13,000 shares were granted to date during 2008, and 15,500 shares remain available for award under this plan. See “Potential Termination and Change in Control Payments” for benefits under the plan upon termination without cause or a change in control.

Perquisites.    We limit the perquisites that we make available to our executive officers, particularly in light of recent developments with respect to corporate crime and abuse involving perquisites. Our executives are entitled to few benefits that are not otherwise available to all of our employees. In this regard it should be noted that we do not provide pension arrangements, post-retirement health coverage, or similar benefits for our executives or employees other than as described in the severance agreements.

The perquisites we provided in fiscal 2007 are as follows. All employees who participated in the 401(k) portion of the 401(k) Plan received 100% matching funds for up to the first 4% of salary contributed by the employee to the plan. Participation in the plan is voluntary. All of our named executive officers, with the exception of Ms. Carrillo, participated in our 401(k) Plan and received matching funds. Our health and insurance plans are the same for all employees. The Company currently offers employees their choice of three different health plans. In general, our employees pay 25% of the health premium due, except for the least costly plan which is paid in full by the Company.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price(2)	Option Expiration Date(3)	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of unearned Shares, units or Other Rights That Have Not Vested ($)	Equity Incentive Plan Awards: market or payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Hans R. Ganz,	80,000	20,000	—	$17.19	4/24/2013	12,160	$221,434	—	—
President and CEO	19,350	12,900	—	$20.29	4/21/2014			—	—

James P. Sheehy,	26,400	6,600	—	$17.19	4/24/2013	4,600	$83,766	—	—
EVP—Secretary and Treasurer	2,400	1,600	—	$20.29	4/21/2014			—	—
	1,200	1,800	—	$26.45	1/25/2015			—	—

Melanie M.Stewart,	26,400	6,600	—	$17.19	4/24/2013	5,400	$98,334	—	—
EVP—Lending	3,600	2,400	—	$20.29	4/21/2014			—	—
	2,000	3,000	—	$26.45	1/25/2015			—	—

Regan J. Lauer,	12,498	4,400	—	$17.19	4/24/2013	3,200	$58,272	—	—
Sr. VP—Controller	1,800	1,200	—	$20.29	4/21/2014			—	—
	1,200	1,800	—	$26.45	1/25/2015			—	—

Rachel M. Carrillo,	12,398	4,400	—	$17.19	4/24/2013	3,600	$65,556	—	—
Sr. VP—Branch Operations	2,400	1,600	—	$20.29	4/21/2014			—	—
	1,200	1,800	—	$26.45	1/25/2015			—	—

Lisa R. Goodwin,	17,600	4,400	—	$17.19	4/24/2013	3,200	$58,272	—	—
Sr. VP—IT and Facilities	1,800	1,200	—	$20.29	4/21/2014			—	—
	800	1,200	—	$26.45	1/25/2015			—	—

(1)	Options become exercisable in five equal annual installments beginning on the first anniversary date of grant.
(2)	The exercise price of the stock option awards is equal to the grant day’s closing price of the common stock as reported by NASDAQ.
(3)	The expiration date of each option occurs 10 years after the date of grant of each option.

OPTIONS EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Hans R. Ganz, President and CEO	—	—	10,580	267,350
James P. Sheehy, EVP—Secretary & Treasurer	—	—	3,800	96,054
Melanie M. Stewart, EVP—Lending	—	—	4,200	106,206
Regan J. Lauer, Sr. VP—Controller	5,102	44,234	2,600	65,728
Rachel M. Carrillo, Sr. VP—Branch Operations	5,202	45,101	2,800	70,804
Lisa R. Goodwin, Sr. VP—IT and Facilities	—	—	2,600	65,728

No options or restricted shares were awarded to the named executive officers during 2007.

Other Tax Considerations and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally eliminates the deductibility of compensation over $1 million paid to certain highly compensated executive officers of publicly held corporations, excluding certain qualified performance-based compensation. The Committee has reviewed and will continue to review on an ongoing basis our executive compensation programs, and propose appropriate modifications to these programs, if the Committee deems them necessary, with a view toward implementing our compensation programs in a manner that avoids or minimizes any disallowance of tax deductions under Section 162(m). The Committee will balance these considerations against the need to be able to compensate executives in a manner commensurate with performance and the competitive environment for executive talent. While stock options and stock appreciation rights as a general matter automatically constitute qualified performance-based compensation (provided that the certain plan content and grant procedure requirements are met), cash and other stock-based awards (including but not limited to restricted stock) must be subject to stockholder-approved performance criteria in order to so qualify.

With our adoption, effective January 1, 2006, of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“FAS 123R”), which requires the recognition of compensation expense for stock options, we do not expect the accounting treatment of differing forms of equity awards to vary significantly. Accordingly, accounting treatment is not expected to have a material effect on the selection of forms of equity compensation in the foreseeable future.

Post-Employment Compensation

Pension Benefits.    We do not provide pension arrangements or post-retirement health coverage for our executives or employees. Our executive officers, along with all other eligible employees, may participate in our 401(k) contributory defined contribution plan. In any plan year, we will contribute to each participant a matching contribution equal to 100% of the first 4% of the participant’s compensation that has been contributed to the plan. All our executive officers, except for Sr. VP—Branch Operations Rachel Carrillo, participated in our 401(k) plan during fiscal 2007 and received matching contributions.

Nonqualified Deferred Compensation.    We do not currently provide any nonqualified defined contribution or other deferred compensation plans. However, prior to the Company’s initial public offering, its predecessor, Pacific Trust Bank, provided a deferred compensation plan to its executive officers. While no additional contributions to this plan are made or contemplated, the executive officers have a balance payable under the plan, and such balances earn interest at the major bank Prime rate, until distribution upon termination or retirement of the executive officer.

PREDECESSOR DEFERRED COMPENSATION PLAN AT DECEMBER 31, 2007

Name	Interest Earned During 2007	Balance at 12/31/2007
Hans R. Ganz, CEO	$4,104	$52,766
James P. Sheehy, EVP—Secretary & Treasurer	$1,641	$21,105
Melanie M. Stewart, EVP—Lending	$1,641	$21,105
Regan J. Lauer, Sr. VP—Controller	$1,368	$17,588
Rachel M. Carrillo, Sr. VP—Branch Operations	$1,368	$17,588
Lisa R. Goodwin, Sr. VP—IT and Facilities	$1,368	$17,588

Potential Termination and Change-in-Control Payments

All of our employees, including our executive officers, are employees-at-will and as such do not have employment contracts with us. We also do not provide post-employment health coverage or other benefits, except in connection with the severance agreements, details of which are included below under “Severance Agreements with Named Executive Officers.”

Severance Agreements with Named Executive Officers.    The Bank maintains three-year change in control severance agreements with Messrs. Ganz and Sheehy and Mses. Stewart, Lauer, Carrillo and Goodwin. The agreements provide for a severance payment and other benefits in the event of a change in control of First PacTrust Bancorp or Pacific Trust Bank that occurs during the term of the agreement.

The value of the severance benefits under the termination agreements is 2.99 times the executive’s average annual W-2 compensation during the five calendar year period prior to the effective date of the change in control (base amount) for Mr. Ganz, 2.00 times for Mr. Sheehy, Ms. Stewart and Ms. Lauer, and 1.00 times for Ms. Carrillo and Ms. Goodwin. The agreements also provide for continuing heath insurance benefits for the remaining term of the agreement following the date of termination of the employee. Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual’s base amount are deemed to be “excess parachute payments” if they are conditioned upon a change in control. Individuals receiving parachute payments in excess of three times their base amount are subject to a 20% excise tax on the amount of the excess payments. If excess parachute payments are made, First PacTrust Bancorp and Pacific Trust would not be entitled to deduct the amount of the excess payment. The termination agreements provide that severance and other payments that are subject to a change in control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments.

Had a change in control occurred during fiscal 2007 and had their employment been terminated on December 31, 2007, the named executive officers would have been eligible to receive the payments set forth in the columns under the heading “Within 12 Months of a Change in Control” in the table below. Assuming the same change in control date set forth in the preceding sentence and had their employment been terminated after 12 months but within 36 months of such change in control, the named executive officers would have been eligible to receive the payments set forth in the columns under the heading “Following 12 Months and Within 36 Months of a Change in Control” in the table below.

2003 Recognition and Retention Plan.    Under the 2003 Recognition and Retention Plan, restricted stock awards that have not yet vested become immediately fully vested and no longer restricted at the time of a change in control or a tender or exchange offer for the Company’s shares. There are no special benefits for a termination of the executive, and a termination of service results in a loss of unvested shares.

2003 Stock Option and Incentive Plan.    Under the 2003 Stock Option and Incentive Plan, options that are not exercisable become immediately exercisable at the time of a change in control or a tender or exchange offer for the Company’s shares. Upon any termination of service, exercised options remain exercisable for a one-year period and all unvested options are lost.

The following table summarizes these additional or accelerated payments, benefits or vesting for the named executive officer upon a termination by the Bank or the Company in connection with a change in control of the Company or the Bank, which is assumed to have occurred on December 31, 2007.

POTENTIAL PAYMENTS UNDER SEVERANCE, AGREEMENTS

RECOGNITION AND RETENTION PLAN AWARDS

AND STOCK OPTIONS

	Within 12 Months of a Change in Control				Following 12 Months and Within 36 Months of a Change in Control
Name	Salary & Bonus(1)	Benefits(2)	Outplacement Services	Total	Salary & Bonus(1)	Benefits(2)	Outplacement Services	Total
Hans R. Ganz, President and CEO	$1,549,529	$267,779	$—	$1,817,308	$1,549,529	$55,188	$—	$1,604,716
James P. Sheehy, EVP—Secretary and Treasurer	$427,287	$110,287	$—	$537,574	$427,287	$30,302	$—	$457,589
Melanie M. Stewart, EVP—Lending	$508,908	$115,176	$—	$624,084	$508,908	$31,537	$—	$540,445
Regan J. Lauer, Sr. VP—Controller	$319,476	$81,246	$—	$400,723	$319,476	$24,724	$—	$344,200
Rachel M. Carrillo, Sr. VP—Branch Operations	$169,115	$96,418	$—	$265,533	$169,115	$33,296	$—	$202,411
Lisa R. Goodwin, Sr. VP—IT and Facilities	$150,871	$88,705	$—	$239,576	$150,871	$29,386	$—	$180,257

(1)	Consists of change in control severance agreement amounts, plus accrued vacation time for each officer as of December 31, 2007 based on their salary pay rate as of that date.
(2)	Consists of vesting value for unvested portion of SOP and RRP plans based on the per share stock price as of 12/31/07 as follows:

	Within Twelve Months		After Twelve Months
	RRP	SOP	RRP	SOP
Hans R. Ganz	$221,434	$20,400	$28,772	$10,200
James P. Sheehy	$87,766	$6,732	$14,568	$3,366
Melanie M. Stewart	$98,334	$6,732	$21,852	$3,366
Regan J. Lauer	$58,272	$4,488	$10,926	$2,244
Rachel M. Carrillo	$65,556	$4,488	$14,568	$2,244
Lisa M. Goodwin	$58,272	$4,488	$10,926	$2,244

Amount also includes health, dental and vision insurance coverage. The value is based upon the type of insurance coverage we carried for each executive officer as of December 31, 2007 and is valued at the premiums in effect on December 31, 2007.

DIRECTOR COMPENSATION

Overview of Director Compensation and Procedures

We review the level of compensation of our non-employee directors on an annual basis. To determine how appropriate the current level of compensation for our non-employee directors is, we have historically obtained data from a number of different sources including:

•	publicly available data describing director compensation in peer companies;

•	survey data collected by our Company’s executive officers; and

•	information obtained directly from other companies.

We compensate non-employee members of the board through a mixture of cash and equity-based compensation. Members of Pacific Trust Bank’s board of directors receive an annual retainer fee of $2,000, and a fee of $600 for each Bank board meeting attended. In addition, the Chairman of the Board receives an additional $300 per Bank board meeting attended and each director receives $200 per Bank committee meeting attended. Attendance by telephone is compensated at one-third the rate for directors attending in person. Directors are not paid a fee for service on the Company’s board.

Directors are eligible to be granted awards under the Company’s 2003 Stock Option and Incentive Plan and the 2003 recognition and Retention Plan. All directors have previously received the maximum awards permitted to them under the terms of both of the plans.

Directors who are also our employees do not receive cash or equity compensation for service on the board in addition to compensation payable for their service as employees of the Bank.

DIRECTOR COMPENSATION

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)
Alvin L. Majors	15,600	34,530	16,847	—	—	2,021	68,998

Francis P. Burke	11,400	34,530	16,847	—	—	2,021	64,798

Donald M. Purdy	12,200	34,530	16,847	—	—	2,021	65,598

Kenneth Scholz	12,667	34,530	16,847	—	—	2,021	66,065

Donald A. Whitacre	10,067	34,530	17,019	—	—	2,021	63,637

(1)	Mr. Hans R. Ganz, a director of our company, has been omitted from this table since he receives no compensation for serving on our board.
(2)	Reflects the dollar amounts recognized for financial statement reporting purposes for the years ended December 31, 2006 and 2007, in accordance with FAS 123R, of restricted stock awarded under our 2003 Recognition and Retention Plan and thus may include amounts from awards granted in and prior to 2006 and 2007. The assumptions used in the calculation of these amounts are included in Note 13 of the Notes to consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2008.
(3)	Reflects the dollar amounts recognized for financial statement reporting purposes for the years ended December 31, 2006 and 2007, in accordance with FAS 123R, of stock options awarded under our 2003

Stock Option and Incentive Plan and thus may include amounts from awards granted in and prior to 2006 and 2007. The assumptions used in the calculation of these amounts are included in Note 13 of the Notes to consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2008.

(4)	Dividends earned during 2007 on unvested stock awards.

Business Relationships and Transactions with Executive Officers, Directors and Related Persons

The Company and the Bank may engage in a transaction or series of transactions with our directors, executive officers and certain persons related to them. Except for loans by the Bank, which are governed by a separate policy, these transactions that qualify as “related party” transactions under applicable regulations of the Securities and Exchange Commission are subject to the review and approval of the Audit Committee and ratification by the Board of Directors. All other transactions with executive officers, directors and related persons are approved by the Board of Directors. During 2007, there were no related party transactions between First PacTrust and any of its directors, executive officers and/or their related interests, other than loans to insiders described below.

The Bank has a written policy of granting loans to officers and directors, which fully complies with all applicable federal regulations. Loans to directors and executive officers are made in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those of comparable transactions with non-insiders prevailing at the time, in accordance with the Bank’s underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. These loans to directors and executive officers are not made at preferential rates, however, certain Bank closing fees are waived. No director, executive officer or any of their affiliates had aggregate indebtedness to the Bank at below market interest rate loans exceeding $120,000 in the aggregate since December 31, 2007. Loans to all directors and executive officers and their associates totaled approximately $532,000 at December 31, 2007, which was approximately 0.6% of the Company’s consolidated stockholders’ equity at that date. All loans to directors and executive officers were performing in accordance with their terms at December 31, 2007.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent First PacTrust Bancorp specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

Membership and Role of the Audit Committee.    The Audit Committee of First PacTrust Bancorp, Inc. is comprised of the undersigned directors, each of whom is independent as defined under the National Association of Securities Dealers’ listing standards. The Audit Committee’s responsibilities are described in a written charter adopted by the Board of Directors.

Management is responsible for the Company’s internal controls, financial reporting process and compliance with applicable laws and regulations. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statement in accordance with generally accepted auditing standards and issuing a report thereon. As the members of the Audit Committee, it is our responsibility to monitor and oversee these processes.

As required by our charter, we received and reviewed the report of Crowe Chizek and Company LLP regarding the results of their audit, as well as the written disclosures and the letter from Crowe Chizek and Company LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). We also reviewed and discussed the audited financial statements with Company management. A representative of Crowe Chizek and Company LLP also discussed with the Audit Committee the independence of Crowe Chizek and Company LLP from the Company, as well as the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

In fulfilling our oversight responsibility of reviewing the services performed by the Company’s registered public accounting firm, we carefully reviewed the policies and procedures for the engagement of the registered public accounting firm. We also discussed with the Company’s internal auditors and registered public accounting firm the overall scope and plans for their respective audits. We met with the internal auditors and registered public accounting firm, both with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. We pre-approve all audit and permissible non-audit services provided by our registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Prior to engaging our registered public accounting firm to render an audit or permissible non-audit service, we specifically approve the engagement of our registered public accounting firm to render that service. Accordingly, the Company does not engage our registered public accounting firm to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the Audit Committee in advance. As such, the engagement of Crowe Chizek and Company LLP to render 100 percent of the services described in the categories above was approved by the Audit Committee in advance of the rendering of those services. We also reviewed and discussed with the registered public accounting firm the fees paid to the registered public accounting firm; these fees are described under “Registered Public Accounting Firm” below.

The Company’s Chief Executive Officer and Principal Financial Officer also reviewed with the Audit Committee the certifications that each officer will file with the SEC pursuant to the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Management also reviewed with the Audit Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.

Based on the review and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

The foregoing report is furnished by the Audit Committee:

Alvin L. Majors (Chairperson)

Kenneth W. Scholz

Donald A. Whitacre

Registered Public Accounting Firm

The Audit Committee of First PacTrust Bancorp’s Board of Directors is negotiating First PacTrust Bancorp’s arrangement for Crowe Chizek and Company LLP to be the Company’s registered public accounting firm for the fiscal year ending December 31, 2008. The Audit Committee of the Board believes the services provided as described in sections (a) and (b) below for the 2007 fiscal year are compatible with maintaining Crowe Chizek and Company LLP’s independence.

During fiscal 2007, Crowe Chizek and Company LLP provided various audit, audit-related and non-audit services to the Company as follows: (a) the audit of the Company’s fiscal 2006 and fiscal 2007 annual financial statements and review of financial statements in the Company’s Quarterly Reports on Form 10-Q and (b) tax and loan review services. The aggregate fees billed to the Company and its affiliates by Crowe Chizek and Company LLP for the fiscal years ended December 31, 2006 and 2007 were as follows:

	Year Ended December 31,
	2007	2006
Audit Fees	$91,500	$85,000
Audit Related Fees(1)	$177,500	$210,000
Tax Fees(2)	$18,800	$21,125
All Other Fees(3)	$40,350	$42,590

(1)	Primarily for review and assurance and related services in connection with SEC filings.
(2)	Primarily for tax compliance, tax advice and tax return preparation services.
(3)	For audit travel expense reimbursement.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the meeting. If any other matter properly comes before the shareholders for a vote at the meeting, the Board of Directors, as holder of your proxy, will vote your shares in accordance with its best judgment.

ADDITIONAL INFORMATION

Proxy Solicitation Costs

The Company will pay the costs of soliciting proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s common stock. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.

Shareholder Proposals for Annual Meeting for Year Ended December 31, 2008

If you intend to present a shareholder proposal at next year’s annual meeting, your proposal must be received by the Company at its executive offices, located at 610 Bay Boulevard, Chula Vista, California 91910, no later than November 17, 2008 to be eligible for inclusion in the Company’s proxy statement and form of proxy for that meeting. Your proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and the Company’s charter and bylaws and Maryland law.

To be considered for presentation at next year’s annual meeting, but not for inclusion in the Company’s proxy statement and form of proxy for that meeting, shareholder proposals must be received by the Company no later than January 17, 2009 and no earlier than December 18, 2008. If, however, the date of the next annual meeting is before March 19, 2009 or after June 17, 2009, proposals must instead be received by the Company no earlier than the 120th day prior to the date of the next annual meeting and no later than the 90th day before the meeting or the tenth day after the day on which notice of the date of the meeting is mailed or public announcement of the date of the meeting is first made.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY First PacTrust Bancorp, Inc.		For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS APRIL 16, 2008		1.	The election of Francis P. Burke and Kenneth W. Scholz as directors of First PacTrust Bancorp, Inc. for a term of three years.	☐	☐	☐

The undersigned hereby appoints the members of the Board of Directors of First PacTrust Bancorp, Inc., and its survivor, with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the annual meeting, all the shares of First PacTrust Bancorp, Inc. common stock held of record by the undersigned at the close of business on March 7, 2008, at the annual meeting of shareholders, to be held on April 16, 2008, and at any and all adjournments or postponements thereof. The Board of Directors recommends a vote “FOR” the listed proposal.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Instructions: To vote for both nominees mark the box “FOR” with an “X”. To withhold your vote for both nominees mark the box “WITHHOLD” with an “X”. To withhold your vote for an individual nominee mark the box “FOR ALL EXCEPT” with an “X” and write the name of the nominee on the following line for whom you wish to withhold your vote.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING,THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Should a director nominee be unable to serve as a director, an event that First PacTrust Bancorp, Inc. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

This proxy may be revoked at any time before it is voted by delivering to the Secretary of First PacTrust Bancorp, Inc., on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of First PacTrust Bancorp, Inc. common stock, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above

+	+

¿	Detach above card, date, sign and mail in postage-paid envelope provided.	¿
First PacTrust Bancorp, Inc.

The undersigned acknowledges receipt from First PacTrust Bancorp, Inc., prior to the execution of this Proxy, of Notice of Annual Meeting scheduled to be held on
April 16, 2008, a Proxy Statement dated on or about March 17, 2008 and First PacTrust Bancorp, Inc.’s Annual Report to Shareholders for the fiscal year ended
December 31, 2007.

Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN
THE ENCLOSED POSTAGE-PAID ENVELOPE

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.